SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2001


                             PolyVision Corporation
 -------------------------------------------------------------------------------
                 (Exact name of registrant specified in Charter)



        New York                    1-10555                       13-3482597
-----------------------      ----------------------      -------------------------------
(State of Incorporation)   (Commission File Number)      (IRS Employer Identification No.)


                       4888 South Old Peachtree Road
                               Norcross, Georgia         30071
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (770) 447-5043
--------------------------------------------------------------------------------
                        (Registrant's Telephone Number)

                        copies of all communications to:


                               Mr. Michael H. Dunn
                        President Chief Executive Officer
                             PolyVision Corporation
                          4888 South Old Peachtree Road
                             Norcross, Georgia 30071
                                 (770) 447-5043

                                    -and to-

                            Spencer G. Feldman, Esq.
                            Clifford E. Neimeth, Esq.
                           c/o Greenberg Traurig, LLP
                              The Met Life Building
                                 200 Park Avenue
                               New York, NY 10021
                                 (212) 801-9200

ITEM 5. OTHER EVENTS.

     On August 27, 2001, PolyVision Corporation (AMEX: PLI) ("PolyVision") announced that it has entered into an Agreement and Plan of Merger, dated August 24, 2001 (the "Merger Agreement"), which sets forth the terms and conditions of the acquisition of PolyVision by Steelcase Inc. (NYSE: SCS). Pursuant to the Merger Agreement, PolyVision will become a direct, wholly-owned subsidiary of Steelcase.

     In the merger, all common shares of PolyVision outstanding immediately prior to the effective time will be converted into the right to receive $2.25 per share in cash, the holders of PolyVision's Series B, C and D preferred stock will receive cash settlements aggregating approximately $33.0 million and all of PolyVision's outstanding bank and subordinated indebtedness of approximately $103 million will be retired.

     The Alpine Group, Inc., PolyVision's principal common shareholder and the sole owner of PolyVision's Series B and C Preferred shares, has entered into an agreement with Steelcase to vote its shares in favor of the merger. The Shareholder's Agreement includes an option granted to Steelcase to purchase Alpine's common and preferred share interests in PolyVision if the Merger Agreement were to be terminated, subject to the obligation of Steelcase, following exercise, to commence and complete a fully funded, all-shares/all-cash tender offer (and second-step merger) to purchase all unaffiliated shareholder interests, warrants, Series D Preferred shares and in-the-money employee stock options at the same purchase price provided in the Merger Agreement. Copies of the Merger Agreement and the Shareholder's Agreement are attached hereto as Exhibits 2.1 and 10.1, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.


     2.1 Agreement and Plan of Merger, dated August 24, 2001, by and among Steelcase Inc., PV Acquisition, Inc. and PolyVision Corporation.

     10.1 Shareholder's Agreement, dated as of August 24, 2001, by and among Steelcase Inc., PV Acquisition, Inc. and The Alpine Group, Inc., and acknowledged by PolyVision Corporation for limited purposes.

     99.1 Press Release, dated August 27, 2001, announcing the execution of the Agreement and Plan of Merger by and among Steelcase Inc., PV Acquisition, Inc. and PolyVision Corporporation ("PolyVision Corporation Agrees to be Acquired by Steelcase Inc. in $176.0 Million Cash Merger").

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                       POLYVISION CORPORATION

                       By: /s/ Gary L. Edwards
                           ----------------------------------------------------
                           Gary L. Edwards
                           Chief Financial Officer, Treasurer and Secretary


 Dated: August 27, 2001

                                 EXHIBIT INDEX


     2.1 Agreement and Plan of Merger, dated August 24, 2001, by and among Steelcase Inc., PV Acquisition, Inc. and PolyVision Corporation.

     10.1 Shareholder's Agreement, dated as of August 24, 2001, among Steelcase Inc., PV Acquisition, Inc. and The Alpine Group, Inc., and acknowledged by PolyVision Corporation for limited purposes.

     99.1 Press Release, dated August 27, 2001, announcing the execution of the Agreement and Plan of Merger by and among Steelcase Inc., PV Acquisition, Inc. and PolyVision Corporation ("PolyVision Corporation Agrees to be Acquired by Steelcase Inc. in $176.0 Million Cash Merger").